UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2016

Instructure, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37629	26-3505687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6330 South 3000 East, Suite 700 Salt Lake City, UT		84121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 203-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2016, Byron B. Deeter resigned his position as a director of Instructure, Inc. (the “Company”). Mr. Deeter did not resign due to any disagreement with the Company, its management, board of directors (the “Board”) or any committee of the Board on any matters relating to the Company’s operations, policies or practices. Mr. Deeter joined the Board in 2013. The Company thanks Mr. Deeter for his significant contributions during his tenure as a director.

On November 15, 2016, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Kevin B. Thompson as a director of the Company, effective November 16, 2016.

Mr. Thompson will serve until the Company’s 2017 annual meeting of stockholders.  As a member of the Board, Mr. Thompson will receive compensation for his service as set forth in the Instructure Non-Employee Director Compensation Policy, as described under the caption “Non-Employee Director Compensation Policy” on page 28 of Instructure’s proxy statement filed with the Securities and Exchange Commission on April 8, 2016.  Instructure intends to enter into its standard form of indemnity agreement with Mr. Thompson. The form of indemnity agreement is filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-207349) filed with the Securities and Exchange Commission on October 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTRUCTURE, INC.

Dated: November 16, 2016
	By:	/s/ Matthew Kaminer
Matthew Kaminer
General Counsel and Secretary